As filed with the Securities and Exchange Commission on June 10, 2024
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lavoro Limited
(Exact Name of Registrant as Specified in Its Charter)

The Cayman Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
Av. Dr. Cardoso de Melo, 1450, 4th floor, office 401
São Paulo—SP, Brazil, 04548-005,
+55 (11) 4280-0709
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Manuel Garciadiaz
Elliot M. de Carvalho
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
________________
†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We and the Selling Securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and neither we nor the Selling Securityholders are soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JUNE 10, 2024
PROSPECTUS
Lavoro Limited
(incorporated in the Cayman Islands)
US$150,000,000 Class A Ordinary Shares offered by the Company
and
Up to 121,640,743 Class A Ordinary Shares including up to 10,083,592 Class A Ordinary Shares Underlying Warrants offered by the Selling Securityholders

Lavoro Limited, or Lavoro, may offer from time to time Class A ordinary shares, US$0.001 par value per share (“Ordinary Shares”), in one or more offerings up to a maximum aggregate offering price of US$150,000,000.00 (the “Primary Offering Securities”). Our Ordinary Shares are listed on the Nasdaq Global Select Market under the symbol “LVRO.” The closing price of our Ordinary Shares, as reported on the Nasdaq Global Select Market on June 7, 2024, was US$ 5.74.
In addition, this prospectus also relates to the offer and resale from time to time by the Selling Securityholders named herein (the “Selling Securityholders”), or their pledgees, donees, transferees, or other successors in interest, of an aggregate of up to (i) 111,557,151 Ordinary Shares held by them, which were originally issued in connection with the Business Combination (as defined in our 2023 Annual Report (as defined below)), and (ii) up to 10,083,592 Ordinary Shares that are issuable by us upon the exercise of Warrants (as defined herein) (collectively, the “Resale Shares”), through any means described in the section entitled “Plan of Distribution.” We refer to the Primary Offering Securities and the Resale Shares, collectively, as the “Securities.”
The Business Combination is described in greater detail in our annual report on Form 20-F for the fiscal year ended June 30, 2023, filed with the SEC on November 1, 2023 (the “2023 Annual Report”), incorporated by reference in this prospectus. We will receive proceeds from the issuance and sale of our Primary Offering Securities. We will not receive proceeds from the sale of Resale Shares by the Selling Securityholder.
We will provide the specific terms of the securities, and the manner in which they will be offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained, or incorporated by reference, into this prospectus. You should read carefully both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference,” before you invest in our securities. The amount and price of the offered securities will be determined at the time of the offering.
The securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers and agents; or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any option to purchase additional securities held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus may not be used to offer or sell any securities unless it is accompanied by a prospectus supplement.
The date of this prospectus is June 10, 2024

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we and any Selling Securityholder may, from time to time, offer and sell the Securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the Securities that we and any Selling Securityholder may offer. Each time we or the Selling Securityholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering, including the specific amounts, prices and terms of the offered securities. More specific terms of any Ordinary Shares that any Selling Securityholder offers and sells may be provided in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Risk Factors,” “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. Capitalized terms not defined herein shall have the meanings assigned to them in our 2023 Annual Report.
You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.
Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Lavoro” or the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to Lavoro Limited, together with its subsidiaries. The Ordinary Shares that may be offered using this prospectus are referred to collectively as the securities.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
This prospectus, the registration statement of which it forms a part, and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are also forward-looking statements. In some cases, you can identify forward-looking statements by words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters.
Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of our operations as set forth in the sections of this prospectus.
The forward-looking statements are based on the current expectations of our management and are inherently subject to uncertainties and changes in circumstance and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those identified under the section entitled “Risk Factors” in this prospectus. These risks and uncertainties include factors relating to:
•general economic, financial, political, demographic and business conditions in Brazil, as well as any other countries we may serve in the future and their impact on our business;
•geopolitical risk, including the political environment in Brazil and impacts of the ongoing conflict between Russia and Ukraine;
•the possibility that we may be adversely affected by other economic factors, particularly in Brazil;
•fluctuations in interest, inflation and exchange rates in Brazil and any other countries we may serve in the future;
•public health crises, such as the COVID-19 pandemic;
•competition in the agricultural industry;
•our ability to implement its business strategy;
•our ability to adapt to the rapid pace of technological changes in the agricultural industry;
•the reliability, performance, functionality and quality of our products and services;
•our ability to obtain certain licenses, grants, registrations and authorizations issued by government authorities for certain aspects of its operations;
•our ability to continue attracting and retaining new appropriately-skilled employees;
•our capitalization and level of indebtedness;
•the interests of our controlling shareholder;
•changes in government regulations applicable to the agricultural industry in Brazil and elsewhere;
•our ability to compete and conduct its business in the future;

•the success of operating initiatives, including advertising and promotional efforts and new product, service and concept development by us and our competitors;
•changes in consumer demand regarding agricultural products, customer experience and technological advances, and our ability to innovate to respond to such changes;
•changes in labor, distribution and other operating costs;
•our compliance with, and changes to, government laws, regulations and tax matters that currently apply to us;
•our ability to implement business plans, growth strategy and other expectations in the future;
•litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources, including potential litigation regarding the Business Combination; and
•other factors that may affect our financial condition, liquidity and results of operations, including other risk factors discussed under “Risk Factors.”
Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by our management prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We do not undertake any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult.
Market, ranking and industry data used throughout this prospectus, including statements regarding market size and technology/data adoption rates, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications and other third-party research and publicly available information, as indicated. Industry reports, publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.
In some cases, we do not expressly refer to the sources from which this data is derived. While we have compiled, extracted, and reproduced industry data from these sources and are not aware of any misstatements regarding the industry data presented herein, we have not independently verified the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements. Moreover, estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” in this prospectus.

THE COMPANY
Lavoro is an exempted company incorporated with limited liability in the Cayman Islands on August 25, 2022. We are a leading player in the Latin America agricultural inputs retail market, with operations spread across Brazil and Colombia, and an agricultural input trading company in Uruguay.
We have three reportable segments: (1) the Brazil Cluster, which comprises companies dedicated to the distribution of agricultural inputs such as crop protection, seeds, fertilizers and specialty products, in Brazil; (2) the LATAM Cluster, which includes companies dedicated to the distribution of agricultural inputs outside Brazil (primarily in Colombia); and (3) the Crop Care Cluster, which includes companies that produce and import our own portfolio of private label products including off-patent crop protection and specialty products (e.g., biologicals and specialty fertilizers).
Our principal executive offices are located at Av. Dr. Cardoso de Melo, 1450, 4th floor, office 401, São Paulo, SP, 04548-005, Brazil and our telephone number is +55 (11) 4280-0709. Investors should contact us for any inquiries through the address and telephone number of our principal executive office. Our principal website is www.lavoroagro.com/en/. The information contained in, or accessible through, our website is not incorporated into this prospectus or the registration statement of which it forms a part.

RISK FACTORS
Investing in the securities offered using this prospectus involves risk. Before you decide to buy our securities, you should carefully consider the risks described under the heading “Risk Factors” in our most recent annual report for the fiscal year ended June 30, 2023 on Form 20-F, filed with the SEC on November 1, 2023 (along with any further amendments thereto, or our “2023 Annual Report”), which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment. Please see “Where You Can Find More Information” and “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

ENFORCEABILITY OF CIVIL LIABILITIES
We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. A majority of our directors and executive officers, and certain of the experts named in this prospectus are residents of non-United States jurisdictions and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons with respect to matters arising under the Securities Act or to enforce against them, in original actions or in actions for enforcement of judgments of United States courts, liabilities predicated upon the United States federal securities laws.
We have been advised by our Cayman Islands legal counsel, Maples and Calder (Cayman) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Our registered office address is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, and our principal executive office is Av. Dr. Cardoso de Melo, 1450, 4th floor, office 401, São Paulo, SP, 04548-005, Brazil.
We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 East 42nd Street, 18th Floor, New York, NY 10168.

CAPITALIZATION
Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

SELLING SECURITYHOLDERS
The Selling Securityholders may offer and sell from time to time pursuant to this prospectus, up to 121,640,743 Ordinary Shares held by them, (including Ordinary Shares underlying Warrants as described below), as presented below. All of these Ordinary Shares were either acquired before or pursuant to the Business Combination in February 2023, as further described in our 2023 Annual Report.
•up to 10,000,000 Ordinary Shares issued to The Production Board in exchange for 10,000,000 SPAC Class A Ordinary Shares acquired by The Production Board in a private placement under the TPB PIPE Investment consummated in connection with the Business Combination, at a purchase price of US$10.00 per Ordinary Share. Certain of the Ordinary Shares issued under the TPB PIPE Investment are subject to lock-up restrictions under the Sponsor Letter Agreement, as amended;
•up to 2,830,750 Ordinary Shares issued to certain Selling Securityholders in exchange for 2,830,750 SPAC Class A Ordinary Shares that were held by such Selling Securityholders pursuant to the Forward Purchase Agreements entered into in connection with the Business Combination at a purchase price of approximately US$10.00 per Ordinary Share; and
•up to 98,726,401 Ordinary Shares issued to the Lavoro Original Shareholders and which are subject to lock-up restrictions under the Lock-up Agreement. These Ordinary Shares were acquired by the Lavoro Original Shareholders based on a value of US$10.00 per Ordinary Share, however, these shares were issued in exchange for securities of Lavoro Agro Limited, which were acquired by the Lavoro Original Shareholders at prices that equate to purchase prices of less than US$10.00 per share, and in some cases, as low as approximately US$3.47 per share.
In addition, this prospectus relates to the issuance by us of up to 10,083,592 Ordinary Shares that are issuable by us upon the exercise of our warrants (the “Warrants”), which include (i) 6,012,085 warrants issued by the Company, each exercisable at US$11.50 per one Ordinary Share, and which are traded on Nasdaq under the symbol “LVROW,” and (ii) 4,071,507 warrants issued by the Company, each exercisable at US$11.50 per one Ordinary Share, all of which are held by The Production Board or its affiliates.
The Selling Securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in our Ordinary Shares after the date of this prospectus. The Selling Securityholders determine the timing, pricing and rate at which they sell such securities into the public market. Certain of the Selling Securityholders have an incentive to sell their securities because they have purchased Ordinary Shares at prices below, in some cases significantly below, the recent trading prices of our securities. Sales by such investors may cause the trading prices of our securities to experience a decline.
Additional information about the Selling Securityholders, where applicable, including the amount of Ordinary Shares owned by each Selling Securityholder prior to each offering pursuant to this prospectus, the number of Ordinary Shares to be offered by each Selling Securityholder and the amount of Ordinary Shares to be owned by each Selling Securityholder after completion of each offering pursuant to this prospectus, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the Selling Securityholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.
The Selling Securityholders may not sell any Ordinary Shares pursuant to this prospectus until we have identified such Selling Securityholders and the Ordinary Shares being offered for resale by such Selling Securityholders in a subsequent prospectus supplement. However, the Selling Securityholders may sell or transfer all or a portion of their Ordinary Shares pursuant to any available exemption from the registration requirements of the Securities Act.

Due to the significant number of SPAC Class A Ordinary Shares, as described in our 2023 Annual Report, that were redeemed in connection with the Business Combination, the number of Ordinary Shares that the Selling Securityholders can sell into the public markets pursuant to this prospectus may exceed our public float. Furthermore, the 121,640,743 Ordinary Shares registered for sale in this prospectus (including Ordinary Shares underlying Warrants) exceed the total number of outstanding Ordinary Shares (116,608,329 outstanding Ordinary Shares as of June 7, 2024). In addition, the Ordinary Shares beneficially owned by the Lavoro Original Shareholders represent 84.8% of our total outstanding Ordinary Shares (including 2,951,436 Vesting Founder Shares outstanding as of the date hereof) and, subject to the lock-up restrictions described in our 2023 Annual Report, these holders have the ability to sell all of their Ordinary Shares pursuant to the registration statement of which this prospectus forms a part so long as it is available for use, pursuant to an applicable prospectus supplement. Given the substantial number of Ordinary Shares registered for potential resale by Selling Securityholders pursuant to this prospectus and an applicable prospectus supplement (and the concentration of such Ordinary Shares among the Lavoro Original Shareholders in particular), the sale of Ordinary Shares by the Selling Securityholders, or the perception in the market that the Selling Securityholders of a large number of Ordinary Shares intend to sell Ordinary Shares, particularly the Lavoro Original Shareholders, could increase the volatility of the market price of our Ordinary Shares or result in a significant decline in the public trading price of our Ordinary Shares.
In addition, some of the Ordinary Shares registered for resale were acquired by the Selling Securityholders for prices considerably below the current market price of the Ordinary Shares. On June 7, 2024, the closing price of our Ordinary Shares on Nasdaq was US$ 5.74 per share. Even if the current market price is significantly below the price at the time of the initial public offering of TPB SPAC, certain Selling Securityholders may have an incentive to sell because they have purchased their Ordinary Shares at prices significantly lower than our public investors or the current trading price of the Ordinary Shares and may profit significantly so even under circumstances in which our public shareholders or certain other Selling Securityholders would experience losses in connection with their investment. For example, the Lavoro Original Shareholders were issued 98,726,401 Ordinary Shares in exchange for securities of Lavoro Agro Limited based on a value of US$10.00 per Ordinary Share, however, these Ordinary Shares were issued in exchange for Lavoro Agro Limited Shares that were acquired by the Lavoro Original Shareholders in various rounds of capital increases at purchase prices as low as approximately US$ 3.47 per share. As a result, the Lavoro Original Shareholders may experience a positive rate of return on the securities they purchased due to the differences in their purchase price of Lavoro Agro Limited shares. Based on the closing price of our Ordinary Shares referenced above, the Lavoro Original Shareholders may experience a potential profit of up to US$ 2.27 per share. While the Lavoro Original Shareholders may experience a positive rate of return based on the current trading price of our Ordinary Shares, other Selling Securityholders may not. For example, The Production Board (in respect of their TPB PIPE Investment shares) and the FPA Investors (in respect of their Forward Purchase Agreement Shares) acquired our Ordinary Shares at an original purchase price of US$10.00 per Ordinary Share, or approximately US$ 4.27 greater than the closing price of our Ordinary Shares as of June 7, 2024. Similarly, the public holders of our securities may not experience a positive rate of return on the securities they purchase due to differences in the applicable purchase price and the trading price. Accordingly, as of the date of this prospectus and based on the closing price of our Ordinary Shares referenced above, The Production Board (in respect of their TPB PIPE Investment shares), FPA Investors (in respect of their Forward Purchase Agreement Shares) and public holders of Warrants would not experience a profit if they decided to sell their Ordinary Shares (including Ordinary Shares issued upon the exercise of Warrants).
As such, public shareholders of the Ordinary Shares have likely paid significantly more than certain of the Selling Securityholders, in particular the Lavoro Original Shareholders, for their Ordinary Shares, and should not expect to see a positive return unless the price of the Ordinary Shares appreciates above the price at which such shareholders purchased their Ordinary Shares. For example, investors who purchased SPAC Shares or SPAC Warrants in the initial public offering of TPB SPAC at a price of US$10.00 per unit, or investors who purchase the Ordinary Shares on Nasdaq following the Business Combination at prices above US$ 5.74 (the closing price of our Ordinary Shares as of June 7, 2024) per Ordinary Share will not experience a similar rate of return on the Ordinary Shares they purchased due to differences in the purchase prices and the current trading price. In addition, sales by the Selling Securityholders may cause the trading prices of our securities to experience a decline. As a result, the Selling Securityholders may effect sales of Ordinary Shares at prices significantly below the current market price, which could cause market prices to decline further.

The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, and the number of Ordinary Shares (including Ordinary Shares underlying the Warrants) owned by each of them as of the date of this prospectus. For purposes of the table below, we have based percentage ownership on 116,608,329 Ordinary Shares outstanding as of June 7, 2024.
The individuals and entities listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. As such, we are unable to declare the number of ordinary shares that the Selling Securityholder will retain after any such sale. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.
Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s Ordinary Shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Ordinary Shares registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

Securities beneficially as of the date of this prospectus(1)
Name of Selling Securityholder
Investment Funds(2)(3)	96,522,819
Patria Finance Limited(2)	2,366,913
Patria Investments Limited(3)(4)	98,889,732
The Production Board, LLC(5)	11,649,172
Sandia Investment Management LP(6)	1,098,250
Spring Creek Capital, LLC(7)	1,732,500
__________________
(1)The number of Ordinary Shares listed for each beneficial owner assumes the exercise of all of the Warrants beneficially owned by beneficial owner.
(2)The Investment Funds, a group of Cayman Islands, Delaware and Ontario entities, are the record holders of such shares, and PBPE General Partner V, Ltd. and PBPE Fund V (DE GP) Garden, LLC are the general partners of the Investment Funds; Patria Finance Limited is the sole shareholder of PBPE General Partner V, Ltd. and PBPE Fund V (DE GP) Garden, LLC; Patria Finance Limited is wholly owned by Patria Investments Cayman Limited; Patria Investments Cayman Limited is wholly owned by Patria Investments Latam S.A.; Patria Investments Latam S.A. is wholly owned by Patria Investments Limited; Patria Investments Limited is controlled by Patria Holdings Limited. Each of the entities described in this footnote (other than to the extent it directly holds securities as described herein) may be deemed to beneficially own the shares directly or indirectly controlled by such entities, but each disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of each of the Cayman, Delaware and Ontario Investment Funds is c/o Maples Corporate Services, PO Box 309, Ugland House, South Church

Street, KY1-1104, George Town, Grand Cayman, Cayman Islands, c/o Maples Fiduciary Services (Delaware) Inc., 4001 Kennet Pike, Suite 302, Wilmington, DE 19807, United States, 199 Bay St, Commerce Court West, Suite 5300 (c/o 152928 Canada Inc.), Toronto, ON M5L 189, Canada; respectively. The business address of PBPE General Partner V, Ltd. and PBPE Fund V (DE GP) Garden, LLC is c/o Maples Corporate Services, PO Box 309, Ugland House, South Church Street, KY1-1104, George Town, Grand Cayman, Cayman Islands. The business address of each of the other entities described in this footnote is c/o Patria Investments Limited, at 18 Forum Lane, 3rd floor, Camana Bay, PO Box 757, KY1-9006, Grand Cayman, Cayman Islands.
(3)On August 25, 2023, one of the Investment Funds pledged 64,239,660 of our Ordinary Shares to secure certain financial and other obligations in connection with the Loan Documents, which Ordinary Shares represent 55.1% of our outstanding share capital. If enforcement action is taken by or on behalf of the entities that have the benefit of the share pledges, or if shares of common stock are otherwise transferred in satisfaction of debt obligations, such enforcement action or transfers could result in transfer of such shares to the lender and one or more third parties and could result in a change of control with respect to us. A change of control may trigger a default under certain of our debt instruments and other material agreements, which may cause a material adverse effect on our business, operations, financial condition, liquidity and results of operations.
(4)While Patria Investments Limited does not own such shares directly, as described in the foregoing footnote, Patria Investments Limited may be deemed to beneficially own the shares directly or indirectly held by the entities controlled (directly or indirectly) by it (including Patria Finance), whenever those entities are acting in the capacity of general partner and to the extent and subject to the limitations set forth in the limited partnership agreements of the Investment Funds. Patria Investments Limited disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest it may have therein, directly or indirectly. The business address of Patria Investments Limited is c/o Patria Investments Limited, at 18 Forum Lane, 3rd floor, Camana Bay, PO Box 757, KY1-9006, Grand Cayman, Cayman Islands.
(5)Consists of (a) 10,000,000 Ordinary Shares owned by The Production Board (of which 1,398,025 Ordinary Shares are subject to lock-up restrictions, as set forth in Amendment No. 3) that are not subject to further vesting, (b) 1,398,025 Ordinary Shares owned by The Production Board that are not subject to lock-up restriction or to further vesting, (c) 251,147 Ordinary Shares owned by The Production Board that are subject to further vesting as set forth in Amendment No. 3. The Ordinary Shares subject to further vesting will vest if at any time during the three-year period following the Closing Date the closing share price of the Ordinary Shares is greater than or equal to certain market values over any 20 trading days within any consecutive 30 trading day period; provided that, per the terms of Amendment No. 3, no such Ordinary Shares shall vest to the extent that after giving effect to such vesting, The Production Board and its affiliates would beneficially own a number of Ordinary Shares in excess of 9.99%. The Production Board disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest it may have therein, directly or indirectly. David Friedberg, Anil Patel, Sen. Bob Kerrey and Barney Schauble are directors on the board of directors of The Production Board, and each disclaims beneficial ownership of the securities held by The Production Board and its subsidiaries except to the extent of his pecuniary interest therein. The business address of The Production Board, LLC is 1 Letterman Drive, Suite A3-1, San Francisco, CA 94129.
(6)Sandia Investment Management LP is the investment manager for BoothBay Absolute Return Strategies, LP, Boothbay Diversified Alpha Master Fund LP, Sandia Crest LP, Walleye Opportunities Master Fund Ltd, Walleye Investments Fund LLC, Crestline Summit Master, SPC - Peak SP and Crestline Summit Master, SPC - Crestline Summit APEX SP. The business address of Sandia Investment Management LP is 201 Washington Street, Boston, MA 02108.
(7)The business address of Spring Creek Capital, LLC is c/o Koch Industries, Inc., P.O. Box 2256. Wichita, KS 67201.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities offered by us as set forth in the applicable prospectus supplement.
We will not receive any proceeds from the sale of Ordinary Shares to be offered by any of the Selling Securityholders pursuant to this prospectus and the applicable prospectus supplement.

DIVIDEND POLICY
We have never declared or paid any cash dividend on our Ordinary Shares. The payment of cash dividends in the future will depend upon our revenues and earnings, if any, capital requirements and general financial condition. Any further determination to pay dividends on our Ordinary Shares would be at the discretion of our board of directors.

DESCRIPTION OF SHARE CAPITAL
The following is a summary of the material terms of our share capital. This summary is not intended to be complete and it is qualified by reference to our governing documents, a copy of which is included elsewhere in this registration statement.
We are an exempted company incorporated with limited liability in the Cayman Islands. Our affairs are governed by our governing documents, the Companies Act and the common law of the Cayman Islands.
Share Capital
Our authorized share capital is US$1,500,000 consisting of 1,400,000,000 Ordinary Shares and 100,000,000 preferred shares. As of the date of this prospectus, issued and outstanding share capital is US$116,608.33 consisting of 116,608,329 Ordinary Shares.
General
All of the issued and outstanding Ordinary Shares are fully paid and non-assessable. Certificates (to the extent any are issued) representing the issued and outstanding Ordinary Shares are generally not issued and legal title to the issued shares is recorded in fully registered, book-entry form in the register of members. Holders of Ordinary Shares have no pre-emptive, subscription, redemption or conversion rights.
Register of Members
We must keep a register of members in accordance with the Companies Act, and there shall be entered therein:
•the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of shares of each member;
•the date on which the name of any person was entered on the register as a member; and
•the date on which any person ceased to be a member.
Under Cayman Islands law, the register of members is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. As a result, the shareholders recorded in the register of members are deemed to have legal title to the shares set against their name.
If the name of any person is incorrectly entered in or omitted from the register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of the company, the person or member aggrieved (or any member of the company or the company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.
Issue of Shares
Subject to our governing documents and the rules of Nasdaq, our board of directors may issue, allot and dispose of or grant options over all shares and issue warrants or similar instruments with respect thereto to such persons, on such terms, and with or without preferred, deferred or other rights and restrictions, whether in regard to dividend, voting, return of capital or otherwise, and otherwise in such manner as they may think fit. Subject to the description in “—Variation of Rights of Shares” below, the issuance of any such shares is subject to and cannot adversely affect the rights of the holders of any of our existing shares.

Dividends
Subject to the Companies Act and the special rights attaching to shares of any class, our directors may, in their absolute discretion, declare dividends on shares in issue and authorize payment of the dividends out of our funds lawfully available for those purposes. Dividends must be paid out of our realized or unrealized profits, out of our share premium account, or as otherwise permitted by the Companies Act. A dividend may not be paid if this would result in us being unable to pay our debts as they fall due in the ordinary course of business.
Except as otherwise provided by the rights attached to shares, or as otherwise determined by the directors, all dividends in respect of shares must be declared and paid according to the par value of the shares that a shareholder holds. If any share is issued on terms providing that it shall rank for dividend as from a particular date, then that share will rank for dividend accordingly.
For the purpose of determining the shareholders entitled to receive payment of any dividend, our directors may either before or on the date of declaration of such dividend fix a date as the record date for such determination. If no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the date on which the resolution of the directors declaring such dividend is adopted will be the record date.
Voting Rights
Each Ordinary Share entitles the holder to one vote on all matters upon which the holders are entitled to vote. Voting at any general meeting is by show of hands, unless voting by way of poll is demanded by the chairman of the board of directors or any shareholder present in person or by proxy.
General meetings require a quorum to be present. Quorum is met by the presence, in person or by proxy, of one or more persons holding at least twenty per cent in par value of the issued Ordinary Shares that confer the right to attend and vote at that meeting.
A special resolution will be required for important matters such as a reduction of our share capital, registration by way of continuation, approval of a plan of merger or consolidation, making changes to our governing documents, or our voluntary winding up.
An ordinary resolution of our shareholders requires the affirmative vote of at least a simple majority of the votes cast at a quorate general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast at a quorate general meeting. Any action required or permitted to be taken at our general meeting may be taken by resolution in writing of all the shareholders.
Variation of Rights of Shares
All or any of the rights attached to any class of our shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by our board of directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.
Transfer of Ordinary Shares
Any shareholder may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or any other form prescribed by Nasdaq or as otherwise approved by the board of directors. The transferor shall be deemed to remain the holder of such shares until the name of the transferee is entered in the register of members.
Redemption of Ordinary Shares
We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the shareholder, on such terms and in such manner as may be determined by our board of directors before the issue of such shares. We may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors and agreed with the shareholder or are otherwise authorized by our governing documents. Subject to the Companies Act, the redemption or repurchase of any share may be paid out of a company’s profits, its capital, or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase. In addition, under the Companies Act no such share may be redeemed or repurchased (i) unless it is fully paid-up, (ii) if such redemption or repurchase would result in there being no shares in issue, or (iii) if the company has commenced liquidation. In addition, we may accept the surrender of any fully paid share for no consideration.
Changes in Capital
We may from time to time by ordinary resolution:
•increase the share capital by such sum as the resolution prescribes;
•consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;
•sub-divide our existing shares into shares of a smaller amount than that fixed by our governing documents; and
•cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so canceled.
Subject to the Companies Act and our governing documents, our shareholders may by special resolution reduce its share capital.
Liquidation
On our winding up, if the assets available for distribution among our shareholders shall be insufficient to repay all of the paid-up capital, the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them. If the assets available for distribution among our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to us for unpaid calls or otherwise.
Warrants
General
There are currently outstanding an aggregate of 6,012,085 Public Warrants. The Public Warrants, which entitle the holder to purchase one Ordinary Share at an exercise price of US$11.50 per share (“Exercise Price”), became exercisable on March 30, 2023, which was 30 days after the completion of the Business Combination. The Public Warrants will expire on February 28, 2028 (i.e., five years after the completion of the Business Combination) or earlier upon redemption or liquidation in accordance with their terms.
Upon the completion of the Business Combination, there were also 4,071,507 Private Warrants held by the Sponsor. The Private Warrants are identical to the Public Warrants in all material respects, except that the Private Warrants, so long as they are held by The Production Board or its permitted transferees, (i) are not redeemable by us, (ii) may be exercised by the holders on a cashless basis and (iii) are entitled to registration rights. Private Warrants that are transferred to persons other than permitted transferees shall upon such transfer cease to be Private Warrants and shall become Public Warrants.
Exercise
A Warrant may be exercised by delivering to the warrant agent (i) the Warrant, (ii) an election to purchase form, and (iii) the payment in full of the Exercise Price and any and all applicable taxes due in connection with the exercise.

As soon as practicable after the exercise of any Warrant we will issue a book-entry position or certificate, as applicable, for the Ordinary Shares. All Ordinary Shares issued upon the proper exercise of a Warrant in conformity with the Warrant Agreement will be validly issued, fully paid and non-assessable.
Adjustments
We may, in our sole discretion, lower the Exercise Price at any time prior to the expiration date for a period of not less than 20 business days, provided that we provide at least three days prior written notice of such reduction to registered holders of the Warrants and that any such reduction shall be identical among all of the Warrants.
The number of Ordinary Shares issuable upon the exercise of the Warrants is subject to customary adjustments in certain circumstances, such as a share sub-division, dividend or reclassification of our Ordinary Shares, as described in the Warrant Agreement. In the event the number of Ordinary Shares purchasable upon the exercise of the Warrants is adjusted, the Exercise Price will be adjusted (to the nearest cent) by multiplying the Exercise Price immediately prior to such adjustment, by a fraction (x) the numerator of which shall be the number of Ordinary Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of Ordinary Shares so purchasable immediately thereafter.
If, by reason of any adjustment made pursuant to the events described above, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in an Ordinary Share, we will, upon such exercise, round down to the nearest whole number the number of Ordinary Shares to be issued to such holder.
Warrant holders also have replacement rights in the case of certain reorganization, merger, consolidation or sale transactions involving our company or substantially all of our assets (each a “Replacement Event”). Upon the occurrence of any Replacement Event, Warrant holders will have the right to purchase and receive (in lieu of our Ordinary Shares) the kind and amount of shares or other securities or property (including cash) receivable upon such Replacement Event that the holder would have received if the Warrants were exercised immediately prior to such event.
Upon any adjustment of the Exercise Price or the number of Ordinary Shares issuable upon exercise of a Warrant, we will provide written notice of such adjustment to the warrant agent stating the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Ordinary Shares purchasable at such price upon the exercise of a Warrant. We will also provide notice of any adjustment described above to each Warrant holder at the last address set forth in the warrant register stating the date of the event.
Cashless Exercise
We agreed to use commercially reasonable efforts to file with the SEC as soon as practicable a registration statement for the registration, under the Securities Act, of the Ordinary Shares issuable upon exercise of the Warrants. We are obligated to use commercially reasonable efforts to cause the registration statement to become effective and to maintain its effectiveness, and a current prospectus relating thereto, until the expiration or redemption of the Warrants. If any such registration statement has not been declared effective by the 60th business say following the closing of the Business Combination, Warrant holders have the right, during the period beginning on the 61st business day after the closing of the Business Combination and ending upon such registration statement being declared effective by the SEC, and during any other period when we shall fail to have maintained an effective registration statement covering the Ordinary Shares issuable upon exercise of the Warrants, to exercise such Warrants on a “cashless basis.” In a cashless exercise, holders may exchange their Warrants for a number of Ordinary Shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the excess of the Fair Market Value (as defined hereinafter) over the Exercise Price by (y) the Fair Market Value and (B) 0.361. “Fair Market Value” in this paragraph means the volume weighted average price of the Ordinary Shares as reported during the ten trading days ending on the trading day prior to the date that notice of exercise is received by the warrant agent from the holder of such Warrants or its securities broker or intermediary.

If, by reason of any exercise of Warrants on a “cashless basis,” the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in an Ordinary Share, we will round down to the nearest whole number, the number of Ordinary Shares to be issued to such holder.
Redemption
We have the right to redeem all the Public Warrants (but not less than all the Public Warrants), at any time while they are exercisable and prior to their expiration, at the price of US$0.01 per Warrant if (i) the last reported sale price of our Ordinary Shares has been at least US$18.00 per share (subject to certain adjustments), on 20 trading days within the 30-trading-day period ending on the third business day prior to the date on which notice of the redemption is given and (ii) there is an effective registration statement covering issuance of the Ordinary Shares issuable upon exercise of the Warrants, and a current prospectus relating thereto, available throughout the 30 days prior to the redemption date. These redemption rights do not apply to the Private Warrants unless and until they are transferred to persons other than The Production Board and its permitted transferees.
We may also redeem the Public Warrants in whole (but not in part) at any time while they are exercisable and prior to their expiration, at the price of US$0.10 per Warrant if the last reported sale price of our Ordinary Shares has been at least US$10.00 per share (subject to certain adjustments) on 20 trading days within the 30-trading-day period ending on the third business day prior to the date on which notice of the redemption is given. If the last reported sale price of our Ordinary Shares has been less than US$18.00 per share (subject to certain adjustments) on 20 trading days within the 30-trading-day period ending on the third business day prior to the date on which notice of the redemption is given, the Private Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants. During the 30-day redemption period, Warrant holders may elect to exercise their Warrants on a “cashless basis” and receive a number of Ordinary Shares as described under “—Cashless Exercise” above.
If we choose to redeem our Warrants, we are required to (i) fix a date for the redemption and (ii) provide notice to the registered holders of the Warrants at least 30 days prior to the redemption date. We will mail any such notice of redemption by first class mail, postage prepaid, not less than 30 days prior to the redemption date to registered Warrant holders. The notice will be sent to each registered holder’s last address as it appears on the registration books. Any notice so mailed will be conclusively presumed to have been duly given, whether or not the registered holder actually receives such notice.
On and after the redemption date, the record holder of the warrants will have no further rights except to receive, upon surrender of the warrants, the redemption price.
Transfers and Exchanges
Warrants may be exchanged or transferred upon surrender of the Warrant to the warrant agent, together with a written request for exchange or transfer. Upon any transfer, a new Warrant representing an equal aggregate number of Warrants will be issued and the old Warrant will be cancelled by the warrant agent.
Book-entry Warrants may be transferred only in whole and Warrants bearing a restrictive legend may transferred or exchanged only if the Warrant agent has received an opinion of counsel stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.
No Rights as a Shareholder
A Warrant does not entitle the holder to any of the rights of a shareholder of our company, including, without limitation, the right to receive dividends or other distributions, exercise any preemptive right to vote or to consent or the right to receive notice as shareholders in respect of the meetings of shareholders or the appointment of directors of our company or any other matter.

Directors
Appointment and Removal
Our management is vested in a board of directors. Our governing documents provide that there shall be a board of directors consisting of no less than one (1) director, provided that the directors may increase or decrease the limits on the number of directors. Our board of directors consists of seven directors.
Our governing documents provide that the directors shall be divided into three (3) classes designated as Class 1, Class 2 and Class 3, with as nearly equal a number of directors in each group as possible. Subject to our governing documents, directors must be assigned to each class in accordance with a resolution or resolutions adopted by the board of directors.
Director nominees must be elected by an ordinary resolution in accordance with our governing documents at each annual general meeting of our shareholders to fill the seats of those directors whose terms expire at such annual general meeting and the persons to stand for election at each annual general meeting of our shareholders shall be nominated by the directors. For illustrative purposes, at the 2024 annual general meeting, the term of office of the Class 1 directors shall expire and Class 1 directors shall be elected for a full term of three (3) years. At the 2025 annual general meeting, the term of office of the Class 2 directors shall expire and Class 2 directors shall be elected for a full term of three (3) years. At the 2026 annual general meeting, the term of office of the Class 3 directors shall expire and Class 3 directors shall be elected for a full term of three (3) years. Subject to our governing documents, at each succeeding annual general meeting, directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual general meeting.
Without prejudice to our power to appoint a person to be a director by ordinary resolution and subject to our governing documents, the board of directors, so long as a quorum of directors remains in office, has the power at any time and from time to time to appoint any person to be a director so as to fill a casual vacancy or otherwise.
Indemnity of Directors and Officers
In accordance with our governing documents, every director and officer must be indemnified out of our assets against any liability incurred by that director or officer as a result of any act or failure to act in carrying out their functions, except for any such liability that the director or officer may incur by their own actual fraud or willful default.
In accordance with our governing documents, we must purchase directors’ and officers’ liability insurance from time to time in an amount determined by our board of directors to be reasonable and customary and must maintain such coverage for so long as each director nominated pursuant to our governing documents serves as our director. We must use commercially reasonable efforts to extend such coverage for a period of not less than six (6) years from any removal or resignation of such director, in respect of any act or omission occurring at or prior to such event.
Certain Anti-Takeover Provisions in our Governing Documents
As described in “—Directors—Appointment and Removal” above, our governing documents provide that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual general meetings.
Our authorized but unissued Ordinary Shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Ordinary Shares could render more difficult or discourage an attempt to obtain control by means of a proxy contest, tender offer, merger or otherwise.
Enforcement of Civil Liabilities – Cayman Islands
The Cayman Islands has a less exhaustive body of securities laws as compared to the United States and the rights of investors are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.
Our Cayman Islands legal counsel, Maples and Calder (Cayman) LLP, have advised that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against the company judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against the company predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Anti-Money Laundering – Cayman Islands
If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.
Data Protection Law – Cayman Islands
We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “DPA”) based on internationally accepted principles of data privacy.
Privacy Notice
Introduction
This privacy notice puts our shareholders on notice that through investment in the company the shareholder will provide the company with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”). In the following discussion, references to “the company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.
Investor Data
We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.
We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.
Whom this Affects
If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.
How the Company May Use a Shareholder’s Personal Data
The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:
(i)where this is necessary for the performance of our rights and obligations under any purchase agreements;
(ii)where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or
(iii)where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.
Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.
Why We May Transfer Your Personal Data
In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.
We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.
The Data Protection Measures We Take
Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.
We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.
We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

TAXATION
Tax considerations relating to the ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

PLAN OF DISTRIBUTION
We and any Selling Securityholders may sell the securities offered by this prospectus:
•through or to underwriters;
•through or to dealers;
•through agents;
•directly to purchasers; or
•through a combination of these methods.
The prospectus supplement relating to any offering will identify or describe:
•any underwriters, dealers or agents;
•their compensation;
•the net proceeds to us;
•the purchase price of the securities;
•the public offering price of the securities;
•any discounts or concessions allowed or reallowed; and
•confirm any exchange on which the securities will be listed, if any.
Underwriters
If we or any Selling Securityholders use underwriters in the sale, we or the Selling Securityholders will enter into an underwriting agreement, and a prospectus supplement will set forth the names of the underwriters and the terms of the transaction. The underwriters will acquire securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the prospectus supplement, various conditions to the underwriters’ obligation to purchase securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We or any Selling Securityholders may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities covered by this prospectus including securities pledged by us or any Selling Securityholders or borrowed from us, any Selling Securityholders or others to settle those sales or to close out any related open borrowing of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or in a post-effective amendment). We or any Selling Securityholders may also sell Ordinary Shares short using this prospectus and deliver Ordinary Shares covered by this prospectus to close out such short positions, or loan or pledge Ordinary Shares to financial institutions that in turn may sell the Ordinary Shares using this prospectus. We or any Selling Securityholders may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we or the Selling Securityholders default in the performance of its obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

If the prospectus supplement so indicates, we or any Selling Securityholders may authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.
Certain persons participating in certain offerings may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters, if any, may over-allot in connection with the offering, and may bid for, and purchase, the securities in the open market.
Dealers
If we or any Selling Securityholders use dealers in the sale, unless otherwise indicated in the prospectus supplement, we or the Selling Securityholders will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.
Agents and Direct Sales
We or any Selling Securityholders may sell securities directly or through agents that we or the Selling Securityholders designate. The prospectus supplement names any agent involved in the offering and sale and states any commissions we or the Selling Securityholders will pay to that agent. Unless indicated otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.
Institutional Investors
Unless otherwise indicated in the prospectus supplement, we or any Selling Securityholders will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:
•commercial and savings banks;
•insurance companies;
•pension funds;
•investment companies;
•educational and charitable institutions; and
•other similar institutions as we or any Selling Securityholders may approve.
The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:
•the validity of the arrangements; or
•the performance by us or the institutional investor.
Indemnification
Agreements that we or any Selling Securityholders have entered into or may enter into with underwriters, dealers or agents may entitle them to indemnification by us against certain civil liabilities. These include liabilities under the Securities Act of 1933, as amended. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

LEGAL MATTERS
The validity of Ordinary Shares offered in any offering made pursuant to this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Cayman) LLP and for the underwriters by a law firm named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Lavoro Limited, appearing in Lavoro Limited’s Annual Report on Form 20-F for the fiscal year ended June 30, 2023, have been audited by Ernst & Young Auditores Independentes S.S. Ltda., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers.
Documents that we file with the SEC are also available on the website maintained by the SEC (www.sec.gov). Our Ordinary Shares are listed on the Nasdaq Global Select Market. You can consult reports and other information about Lavoro that it filed pursuant to the rules and regulations of the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, until we complete the offerings using this prospectus:
•Our 2023 Annual Report;
•Our report on Form 6-K furnished to the SEC on June 3, 2024, relating to our unaudited interim consolidated financial statements as of March 31, 2024 and for the nine months ended March 31, 2024 and 2023 and the notes thereto;
•With respect to each offering of securities under this prospectus, all our future reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC or furnish to the SEC, respectively, on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.
Information that we file with the SEC will automatically update and supersede the information included in this prospectus or previously incorporated by reference into this prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Lavoro Limited
Av. Dr. Cardoso de Melo, 1450, 4th floor, office 401
Consolação, São Paulo—SP
04548-005, Brazil
+55 (11) 4280-0709
You should rely only on the information that we incorporate by reference or provide in this prospectus or the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8. Indemnification of Directors and Officers
Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent that it may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime.
The registrant’s Articles of Association provide that each director or officer of the registrant shall be indemnified out of the assets of the registrant against any liability incurred by that director or officer as a result of any act or failure to act in carrying out their functions other than such liability (if any) that the director or officer may incur by their own actual fraud or wilful default.
Also, the registrant expects to maintain director’s and officer’s liability insurance covering its directors and officers with respect to general civil liability, including liabilities under the Securities Act, which he or she may incur in his or her capacity as such.
The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification by the underwriters of the registrant and its directors and officers for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that these liabilities are caused by information relating to the underwriters that was furnished to us by the underwriters in writing expressly for use in this registration statement and certain other disclosure documents.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 9. Exhibits and Financial Statement Schedules
(a)The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

1.1*	Form of Underwriting Agreement relating to Ordinary Shares

3.1
Amended and Restated Memorandum and Articles of Association of New Lavoro (incorporated by reference to Exhibit 1.1 to the Shell Company Report on Form 20-F (File No. 001-41635) filed with the SEC on March 6, 2023).

5.1	Opinion of Maples and Calder, Cayman Islands counsel to the registrant, as to the validity of the Ordinary Shares.

23.1	Consent of Ernst & Young Auditores Independentes S.S.

23.2	Consent of Maples and Calder (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement).

107.1	Filing Fee Table
__________________
*To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated by reference into this registration statement.
Item 10. Undertakings
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15 of the Exchange Act.
(5)That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“the Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the in the City of São Paulo, Brazil, on June 10, 2024.

LAVORO LIMITED

By:	/s/ Ruy Cunha
	Name:	Ruy Cunha
	Title:	Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ruy Cunha and Julian Garrido Del Val Neto each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ruy Cunha	Chief Executive Officer (Principal Executive Officer)	June 10, 2024
Ruy Cunha

/s/ Julian Garrido Del Val Neto	Chief Financial Officer (Principal Financial and Accounting Officer)	June 10, 2024
Julian Garrido Del Val Neto

/s/ Marcos de Mello Mattos Haaland	Chairman of the Board of Directors	June 10, 2024
Marcos de Mello Mattos Haaland

/s/ Ricardo Leonel Scavazza	Director	June 10, 2024
Ricardo Leonel Scavazza

/s/ Daniel Fisberg	Director	June 10, 2024
Daniel Fisberg

/s/ David Friedberg	Director	June 10, 2024
David Friedberg

/s/ Michael Stern	Director	June 10, 2024
Michael Stern

/s/ Lauren StClair	Director	June 10, 2024
Lauren StClair

/s/ Eduardo Daher	Director	June 10, 2024
Eduardo Daher

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in the capacity as the duly authorized representative of the Registrant, in the City of New York, New York, on June 10, 2024.

Authorized U.S. Representative – Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.